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Exhibit 23.01

INDEPENDENT AUDITOR'S CONSENT

The Board of Directors
Andromedia, Inc.:

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-92233, 333-89247, 333-64141, 333-39285,
333-24713, and 333-08435) of Macromedia, Inc. of our report dated August 10, 1999, relating to the consolidated financial statements of Andromedia, Inc., which appears in the Current Report on Form 8-K/A of Macromedia, Inc. dated February 14, 2000.

                                             PricewaterhouseCoopers LLP

San Jose, California
February 11, 2000
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